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                                                                    EXHIBIT 23.3

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement Forms S-3 (File No. 33-12879 and File No. 333-63721) and on Forms S-8 (File Nos. 2-90646, 33-21509, 33-48980, 33-45999, and 333-08009) of American Shared
Hospital Services and in the related Prospectus of our report dated February 27, 1998, with respect to the consolidated financial statements and schedules of American Shared Hospital Services included in this Annual Report (Form 10-K) for the year ended December 31, 1999.



                                      /s/ ERNST & YOUNG LLP


March 27, 2000
Walnut Creek, California